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                                                                  EXHIBIT 99.08

                       UNITED STATES FILTER CORPORATION

                       OFFER FOR ANY AND ALL OUTSTANDING
           6.375% REMARKETABLE OR REDEEMABLE SECURITIES (ROARS/SM/)
                               DUE MAY 15, 2011
                                IN EXCHANGE FOR
                    6.375% EXCHANGE ROARS DUE MAY 15, 2011

TO OUR CLIENTS:

  Enclosed for your consideration is a Prospectus dated       , 1998 (the
"Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of United States Filter Corporation (the "Company") to exchange its 6.375% Exchange ROARS due May 15, 2011 (the "Exchange ROARS") for its outstanding 6.375% ROARS due May 15, 2011 (the "Private ROARS"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 19, 1998, by and among the Company and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of Private ROARS carried by us in your account but not registered in your name. A TENDER OF SUCH PRIVATE ROARS MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we hereby request instructions as to whether you wish us to tender on your behalf any or all of the Private ROARS held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender your Private ROARS on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at
p.m., New York City time, on       , 1998, unless the Exchange Offer is
extended by the Company (the "Expiration Date"). Any Private ROARS tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

  Your attention is directed to the following:

  1. The Exchange Offer is for any and all Private ROARS.

  2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offers--Certain Conditions to the Exchange Offers."

  3. Any transfer taxes incident to the transfer of Private ROARS from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

  If you wish to have us tender any or all of your Private ROARS, please so instruct us by completing, executing and returning to us the instruction form on the reverse hereof. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER YOUR PRIVATE ROARS.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by United States Filter Corporation with respect to its Private ROARS.

  This will instruct you to tender the Private ROARS held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Private ROARS held by you for my account as indicated below:

[_]Please do not tender any Private       Aggregate Principal Amount of
   ROARS held by you for my account.      Private ROARS
                                          to be tendered: _____________________


Dated: _______________________ , 1998
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                                                      Signature(s)

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                                                Please print name(s) here

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                                                       Address(es)

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                                             Area Code and Telephone Number

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                                              Tax Identification or Social
                                                     Security No(s).

  None of the Private ROARS held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Private ROARS held by us for your account.